Exhibit 10.1

EMPLOYMENT AGREEMENT

    This EMPLOYMENT AGREEMENT (“ Agreement”) dated as of August 17th, 2009, (the "Effective Date") is entered into by and between Bio-Solutions Corp., a Nevada corporation located 14517 Joseph Marc Vermette,  Mirabel,   Province  of  Quebec,  J7J  1X2_( the “Company”), and Gilles Chaumillon, PhD, MBA , an individual residing  at 141,  rue Ovila,   Rosemère, Province  of  Quebec, Canada, J7A 4L2. (the "Executive").

    WHEREAS, the Executive has heretofore been employed by the Company as President and Chief Executive Officer;

    WHEREAS, both the Company and the Executive wish the Executive to continue his employment pursuant to a formal employment contract between the parties;

    WHEREAS the Executive represents that he possesses the necessary qualifications and experience and wishes to provide the Company with the benefit of such experience; and

    WHEREAS the Company represents that it will provide the necessary latitude to the Executive to assume fully his role as Chief Executive Officer and is in a position to honor its obligations and undertakings mentioned in this Agreement.

BOTH PARTIES HAVE AGREED AS FOLLOWS:

1.    PREAMBLE

1.1. The preamble forms part of this agreement as if recited at length herein;

2     TERM

2.1   The Company hereby agrees to employ the Executive as President and Chief Executive Officer for the Company and on the representations and undertakings of the Company; the Executive agrees to accept such employment, all in accordance with the express terms in appendix 1, duties and obligations hereinafter set forth. The Executive will be entitled to the rights and benefits provided by the Company to its employees.

2.1   Subject to Section 5, the present agreement shall be for a period of an indeterminate term starting on the Effective Date, (hereinafter referred to as the "Term"),

3.    DUTIES

3.1   The Company will employ the Executive on a full time basis in the position of President and Chief Executive Officer reporting to the board of directors of the Company (the "Board").  The Executive shall  carry out his  duties and exercise his powers in connection with the Company as the Board shall from time to time  reasonably  require and confer upon him; The Executive shall be given the necessary  latitude,  discretion  and power to adequately and properly discharge his duties and responsibilities,

3.2   The Executive shall, during the term of this agreement:

      a)    Devote his full time and effort to the Company,  well and faithfully serve the Company and use his best efforts,  talents and  endeavors to promote the interest of the Company; and

      b)    Carry out such other duties as may be from time to time, assigned to him by the Board.

3.3   The Executive shall not without prior written consent of the Company fulfill a paid function or a time-consuming non-paid function on his own behalf or that of third parties.

3.4   The Executive may continue his engagement as a Business Development member of BioQuébec.

4     COMPENSATION

The Executive shall be entitled to an annual salary of $100,000 Can. The salary will be reviewed annually by the Compensation Committee of the Board. Performance bonuses of 10% annual salary or stock shares may be paid to the Executive in accordance to the yearly objectives set by the Compensation Committee and the yearly business plan adopted by the Board.

The Executive shall be entitled to three weeks paid vacation. Additional vacation allotments up to a maximum of an additional two weeks shall be determined by the Board.  The Executive shall participate in all executive benefit plans (the "Executive Benefits") which the Company may provide, including medical/hospital and extended health care benefits and life insurance.  These plans provided to the Executive will be at least equivalent with those provided to the other Executives of the Company. The Company reserves the right to unilaterally revise the terms of the Executive Benefits.

The Company will reimburse the Executive for any reasonable expense incurred in connection with his duties under this Agreement, provided that the Executive provides to the Company in a timely  manner an  itemized  written  account and receipts acceptable to the Company and the Board's Audit Committee in accordance with the policies established  from time to time by the Company.

The Executive shall be entitled to a car allowance which will be reimbursed in accordance to the policies of the Company.

The Executive shall be granted 750,000 shares of the Company's common stock, at their closing price, on the business day prior to the date of ratification of this agreement by the Board, of which 375,000 will be disbursed immediately, 375,000 shall be distributed 6 months after the signature of the contract.  Notwithstanding the foregoing, all of the Executive's shares shall be vested ipso facto, in the event of a take-over bid which results in a change in the control of the Company

5     RESTRICTIVE COVENANTS

5.1   The Company acknowledges that the Executive is bound by confidentiality, non-solicitation, non-competition and intellectual property agreement with Biosyntech Corporation and the Company will not cause the Executive to breach the terms and conditions of the Agreement.

5.2   The Executive believes that he is not in breach of the confidentiality, non-solicitation, non-competition and intellectual property agreement with Biosyntech Corporation by accepting employment by the Company.

5.3   The Executive acknowledges  that as a result of his  employment,  he will have  access to  confidential information  of  the Company  which is highly important to the Company. Such confidential information includes, but is not limited to, all present and future technical knowledge, unpatented or non-patentable inventions, manufacturing  and trade  secrets, processes,  manufacturing procedures, methods, discoveries, concepts, formulas, techniques, systems, data,  results,  drawings, algorithms, models,  prototypes, products developed  by and for the Company, in whatever  form, codes, ideas, designs, integrated circuit topographies, trademarks, copyrights, business information relating to inventions or products, research and development, strategies  and  methods  which  are not standard  industry practices, proposals, industrial skills, operating and testing procedures, production processes,  finances,  customers, marketing, and future business plans (hereinafter, referred to as the "Confidential Information").

      The Executive agrees that he will maintain in confidence and will not disclose or make use of, the Confidential Information, other than for the benefit of the Company, at any time during or after the term of his employment with the Company, without the prior written consent of the Company, any Confidential Information whether or not the Confidential Information is in writing or in any other form.

      Upon termination of his employment or upon request by the Company, the Executive will deliver to the Company any and all written and tangible material in the Executive's possession incorporating the Confidential Information or otherwise relating to the business.

      This obligation with respect to the Confidential Information extends to information belonging to the customers and suppliers of the Company, or persons or entities who license Confidential Information or technology rights from or to the Company, and who may have disclosed such information to the Executive.

5.4   Subject to article 2095 of the Quebec Civil Code, the Executive agrees with and for the benefit of the Company that during his employment with the Company and for a period of twelve (12) months from the date of termination of his employment, however caused, he will not for any reason, directly or indirectly, either as an individual or as a partner or joint venture or as an employee, principal, consultant, agent, shareholder,(excluding ownership by the Executive, as a passive  investment of less than one percent (1%) of the outstanding shares of capital stock of any entity with one or more classes of its capital  stock listed on a Security Exchange or publicly traded in the over the  counter market) officer, director, or salesperson for any person, firm, association, organization, syndicate, company or corporation, or in any other manner carry on, be engaged in, concerned with, interested in, advise, lend money to, guarantee the debts or obligations of, permit his or her name or any part of it to be used or employed by any person,  business, firm, association, syndicate, company, organization or corporation concerned with or engaged or interested in a business which  manufactures or sells the same products as the Company within the geographical area of Canada.

5.5   Should the Executive cease to be an officer, director or employee of the Company, he shall immediately provide the Board with a sworn  statement identifying any and all of the business and research and  development prospects of which he is aware at that point in time.  Throughout the employment period and for a period of one year thereafter, the Executive agrees that, directly or indirectly, he will not solicit any person employed by the Company to leave or employ or solicit for employment any person who is, at the time of employment or solicitation, employed by the Company or who was in the employment of the Company during the twenty-four month period preceding the date of the termination of his employment.

5.6   Subject to article 2095 of the Quebec Civil Code, the Executive acknowledges that any violation of the provisions of this Section 4 may cause irreparable harm to the Company and that damages are not an adequate remedy. Therefore, the Executive agrees that the Company shall be entitled, in addition to all other rights provided by law or by this agreement, to obtain an injunction to prevent the Executive or a person acting on his behalf, from violating these provisions. The Executive hereby agrees that all restrictions contained in this Section 5 are      reasonable and will not prevent the Executive from earning his living.

5.7   The Executive hereby assigns to the Company, and confirms that the Executive has assigned all of his rights, title and interest throughout the world in and to any invention, copyright, design, integrated circuit topography, discovery, improvement to any of Bio-Solution's products and any other intellectual property rights developed by the Executive during the course of his employment with the Company and for a period of one (1) year thereafter.  The Executive hereby waives his moral rights in all work created by the Executive during the course of his employment with the Company.

5.8   Upon request by the Company, the Executive shall execute and deliver such additional or further documents, assignments, concepts and other instrument as the Company may reasonably request for the purpose of effectively carrying out this agreement including without limitation, any instruments deemed necessary by the Company to register any intellectual property rights in the Company's name or to protect or to defend its rights on such intellectual property.

5.9   If any part of clause of this Article 5 be determined to be void or unenforceable in whole or in part, it shall not be deemed to affect the validity of the remainder thereof, each part or clause being thereby declared separate and distinct covenants.  In the event this covenant not to compete shall be determined by any Court to be too broad in geographic restriction, or too broad in scope, or to endure for too long a period of time, the Executive agrees that said covenant not to compete shall be only for such geographical area, scope and period of time reasonable in the circumstances.

6     TERMINATION

6.1   The Company may, by written notice, terminate this Agreement with immediate effect if:

      A)    the Executive becomes substantially disabled or incapacitated and is unable to perform his duties and  obligations  under this Agreement for a period of six months in any twenty-four month period; or

      B)    Without Cause, by giving the Executive a written notice of termination and delivering his full compensation for a period of twelve months paid in twelve monthly installments.

6.2   The Company may terminate this Agreement with Cause by giving the Executive a written notice of termination. Upon termination with Cause the Executive is not entitled to any indemnity.

6.3   "Cause" includes, without limitation:

      A)    Executive's material breach of any provision of this Agreement and his failure to cure that breach after having been given  notice in writing and a reasonable opportunity to cure the breach specified in the notice;

      B)    Without limiting the generality of subparagraph a), Executive's breach of the restrictive covenants set forth in section 5;

      C)    Executive's acting or failing to act that causes serious harm to the Company or any of its affiliates' standing, reputation, business or financial condition, provided that such act or failure to act is not in accordance with the instructions or directions given to the Executive by the Board, and provided that the Executive was not acting in the best interest of the Company;

      D)    Executive being charged with a crime or offence that would, in the judgment of the Board, impair Executive’s ability to perform his duties and discharge his responsibilities under this Agreement;

      E)    Executive acting dishonestly, disloyally with regard to the Company or Executive's violation of any rules, or being charged with fraud or violating any law or order having a material negative impact on the Company;

      F)    Executive's insubordination;

      G)    The voluntary or involuntary bankruptcy of Executive; and

      H)    The Executive concealing from the Board any fact which is material to the Company, its business or its financial position.

7     FULL FORCE AND EFFECT

7.1   In the event where any one of the provisions of this Agreement is considered invalid by a competent court in Quebec, the parties hereto agree that the remainder of this Agreement shall continue to have full force and effect.

8     APPLICABLE LAW

8.1   This Agreement shall be governed by and construed in accordance with the laws of Quebec. Any dispute arising between the parties hereto shall be referred to the competent court in Quebec.

9     NOTICE

9.1   The addresses of the parties for notice purposes are as follows:

         BIO-SOLUTIONS CORP.
         14517 Joseph Marc Vermette,  Mirabel,
         Quebec, J7J 1X2

      Attention to: the Chairman

         Gilles Chaumillon
         141 rue Ovila,
         Rosemère QC, J7A4L2

or such other address as may be given by either party to the other in writing from time to time, all notices shall be sent by registered  mail postage prepaid or by personal delivery;

10    LANGUAGE

10.1 La présente convention a été redigée en anglais à la demande des parties, this agreement has been drafted in English at the request of all parties.

            IN WITNESS WHEREOF the parties have duly signed this Agreement on 17th August 2009.

BIO-SOLUTIONS CORP.

Gilles Chaumillon

*Followed by Appendix 1: Duties and responsibilities of CEO

Appendix 1: Duties and responsibilities of CEO

Description of tasks and responsibilities for the Chief Executive officer.

 The Chief Executive Officer

As the Chief Executive Officer, you will be responsible for Management, the managing of the day to day operations and the control of the various activities of the company. These operations may be the commercial activities, the activities of research and development, as well as the production, in accordance with the various standards of conformity. As CEO, you will be responsible for the process of value creation for the various stakeholders and shareholders, by the attainment of the following objectives, for the first 12 months of your entrance in function: *Note 1

Objectives:

1. Releasing a positive treasury flow, for the first 12 months of your tenure, by the sale of licenses and the marketing of the products.

1.1 To operate the company with at a minimal burn-rate.

1.2 To aim at organizational efficiency by the means of a company built in networks (in-licensing, out-licensing and made-to-order manufacturing).

2. To develop a line of products by the means of licensing agreements; thus permitting to create short-term revenues.

3. To develop a medium-term growth strategy for the company; which will allow Bio-Solutions to be different in its positioning, in comparison to the competition with products of added value.

*Note 1: After 6 months of operation, an examination of the objectives and the evolution of the businesses will be made in order to revise the objectives and the various forecasts.

Primary tasks and responsibilities of the Chief Executive Officer:

1. Management operations:

·       Producing reports to the various regulatory authorities (SEC, Edgar, federal and   provincial governments, etc).+

·      Producing official documents, press release, annual reports, quarterly reports, financial statements, annual reports, annual notices and general assembly.

1.1. Establishment of a system and internal control:

· Risk management and implementation of an accounting system meeting the compliance standards.

2. Fianancing activities:

· Responsible of all strategies and implementation of the various means of financing (credit margins, bank loans and public financing).

2.1 To identify the potential of various taxation benefits

· Tax credit to Research and Development, government subsidies, etc

3. Sales operations:
· Responsible for the implementation of the various sales strategies and activities; in accord with their respective targets (products, licensing and other).

4. Scientific operations :

· Identification of molecules or products: potentiality evaluation, effectiveness analyses, dosage, yield.

· Accomplishing technology transferring activities.

· Management of the research protocols, establishing of regulatory files, CMC, registration files (Health Canada agency, FDA)

5. Made-to-order production operations:

· To establish manufacturing network, in compliance to regulations and standards of practice.

· Tests of stability, insurance and quality control · To evaluate the intellectual property of the products and their patenting strategies.

6. Public activities:

· Drafting of scientific publications · Public speaking and presentations at conferences of the field.

· Establishing scientific collaborations according to strategies and needs.

7. Business development operations:

· To develop strategies and the implementation of licensing agreements to add value to the company’s portfolio

· To develop strategic alliances and Co-development agreements.

8. Corporate development activities: · To develop a program and an integrated communication plan for the various audiences : industrialists, investors (journalists)

· To create a communication policy.

· To update the official public information (website, Edgar, etc).

9. Producing the information for the account rendering to the Board of Directors.

  Requirements relating to the position:

·	Doctorate studies in biology, pharmacology or veterinary medicine.
·	An MBA would be an asset
·	15 years of experience is required as lead management of projects or a company
·	Place of work: Montreal although the CEO position requires trips abroad.
·	Bilinguism is required.